Exhibit 99.1

Mannatech Suspends Dividend

Coppell, TX, August 21, 2009 – Mannatech, Incorporated (NASDAQ - MTEX), a leading developer and provider of proprietary dietary supplements, weight management products and skin care solutions, announced today that its Board of Directors has suspended the quarterly cash dividend payment to shareholders. Mannatech said that the Board of Directors suspended the dividend in light of the recent company financial performance, protracted worldwide economic recession, and the internal funding needs of new initiatives designed to accelerate sales and associate recruitment at the company.  The Board of Directors will consider reinstating the dividend when financial results improve.

Wayne Badovinus, president and CEO of Mannatech, said, "We believe suspending the dividend is prudent at this time as we focus all funding on the growth of the business. In the previous year we paid out over $2 million in dividends. We remain committed to building and returning value to our shareholders."

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary dietary supplements, weight management products and skin care solutions sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, South Africa, and Singapore. For more information please visit www.mannatech.com or www.allaboutmannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “believes” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s ability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President Finance & Administration

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

www.allaboutmannatech.com